Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Annual Report of Neutra Corp. (the “Company”) on Form 10-Q for the period ended April 30, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Sydney Jim, Chief Executive Officer and Chief Financial Officer of the Company, certify, to my knowledge that:

(i)   the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)   the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

NEUTRA CORP.

/s/ Sydney Jim

Sydney Jim

President, Chief Executive Officer, Chief Financial Officer,

Principal Accounting Officer, Secretary, Treasurer, Director

Date:   June 19, 2013